Exhibit 10.2

NTN BUZZTIME, INC.
2010 PERFORMANCE INCENTIVE PLAN

STOCK UNIT AGREEMENT

NTN Buzztime, Inc., a Delaware corporation (the “Company”), hereby awards Stock Units to the Participant named below. The terms and conditions of the Award are set forth in this cover sheet, in the attached Stock Unit Agreement and in the NTN Buzztime, Inc. 2010 Performance Incentive Plan (the “Plan”).

Date of Award:	________________, 201__

Name of Participant:

Participant’s Social Security Number:	_____-____-_____

Number of Stock Units Awarded:

Vesting Schedule:

Subject to all the terms of the Agreement, as long as you render continuous Service, you will become vested as to 25% of the total number of Stock Units awarded, as shown above, on the date that is six months after the Date of Award (the “Six Month Vesting Date”). Thereafter, subject to your continuous Service, on each monthly anniversary of the Six Month Vesting Date for the eighteen months following the month of the Six Month Vesting Date, one-twenty-fourth (1/24) of the total number of Stock Units covered by this Award shall become incrementally vested. In all cases, the resulting aggregate number of vested Stock Units will be rounded down to the nearest whole number. Upon termination of your Service at any time and for any reason or no reason, all of your then unvested Stock Units shall be forfeited to the Company without consideration as of your Termination Date. No partial vesting credit will be provided no matter when your Termination Date occurs.

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Stock Unit Agreement and in the Plan and the Plan's prospectus. You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan's prospectus.

Participant:
(Signature)

Company:
(Signature)

Name:

Title:

Attachment

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NTN BUZZTIME, INC.

2010 PERFORMANCE INCENTIVE PLAN

STOCK UNIT AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Stock Units. Any prior agreements, commitments or negotiations are superseded.

Award of Stock Units	The Company awards you the number of Stock Units shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan.
Vesting	The Stock Units subject to this Award shall become vested pursuant to the Vesting Schedule shown in the cover sheet. Only vested Stock Units shall be eligible for settlement.
Settlement	To the extent a Stock Unit becomes vested and subject to your satisfaction of any tax withholding obligations as discussed below, each vested Stock Unit will entitle you to receive one Share which will be distributed to you upon the earlier to occur of: (i) a Change in Control or (ii) as soon as practicable after vesting but in any event within fifteen days of the date of vesting for such Stock Unit. Issuance of Shares shall be in complete satisfaction of such vested Stock Units. Such settled Stock Units shall be immediately cancelled and no longer outstanding and you shall have no further rights or entitlements related to those settled Stock Units.

No Assignment	Stock Units shall not be sold, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. If you attempt to do any of these things, this Award will immediately become invalid. However, this shall not preclude a transfer of vested Stock Units by will or by the laws of descent and distribution. In addition, pursuant to Company procedures, you may designate a beneficiary who will receive any outstanding vested Stock Units in the event of your death.

Leaves of Absence

For purposes of this Agreement, while you are a common-law employee, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent, Subsidiary or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

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Voting and Other Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Subject to the terms of this Agreement, a holder of outstanding Stock Units has none of the rights and privileges of a stockholder of the Company, including no right to vote or to receive dividends (if any). Subject to the terms and conditions of this Agreement, Stock Units create no fiduciary duty of the Company to you and only represent an unfunded and unsecured contractual obligation of the Company. The Stock Units shall not be treated as property or as a trust fund of any kind.

You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Restrictions on Issuance	The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.
Taxes and Withholding

You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.

The delivery to you of any Shares underlying vested Stock Units will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company's discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting Stock Units as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate fair market value of the withheld Shares as of the date of vesting. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares.

It is intended that payments under this Agreement will be exempt from Code Section 409A but the Company makes no representation or covenant to ensure that the payments under this Agreement are so exempt from, or compliant with, Code Section 409A, and will have no liability to you or any other party if a payment under this Agreement that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant. To the extent applicable, each payment provided to you shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A.

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Notwithstanding anything to the contrary, if, upon your "separation from service" (as defined in Code Section 409A), you are then a Company “specified employee” (as defined in Code Section 409A), then to the extent necessary to comply with Code Section 409A, the Company shall defer payment of certain of the amounts owed to you under this Agreement until the earlier of (i) ten (10) days after the Company receives written confirmation of your death or (ii) the first business day of the seventh month following your separation from service. Any such delayed payments shall be made to you (or your beneficiaries) without interest.

Restrictions on Resale

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the disposition of Shares.

The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing. Any such Sale Prohibition shall not alter the vesting schedule set forth in this Agreement.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of settlement of vested Stock Units that the Shares being acquired under this Award are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of this Award, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

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No Retention Rights	Your Award or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Extraordinary Compensation	This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Stock Units covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Common Stock issued under this Award may, where applicable, have endorsed thereon the following legend and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

 “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

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Notice	Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.
No Rights to Future Awards	Your rights, if any, in respect of or in connection with any future Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole and absolute discretion of the Committee.

Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Award, the Award will have less value (or even no value) than it may have on the Date of Award.

No Advice Regarding Award	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Other Information	You agree to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the SEC Filings section in the Investor Relations section of the Company's website at www.ntnbuzztime.com. You acknowledge that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Company's Plan Administrator.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and the Plan's prospectus.

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